As  filed  with  the Securities and Exchange Commission on September 3, 1999.
                                                Registration No. 333-




                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                        SUPERIOR ENERGY SERVICES, INC.
              (Exact name of registrant as specified in its charter)

   DELAWARE                  1105 PETERS ROAD               75-2379388
(State or other           HARVEY, LOUISIANA 70058        (I.R.S. Employer
jurisdiction of              (504) 362-4321            Identification Number)
 incorporation             Address, including zip
or organization)         code, and telephone number,
                          including area code, of
                          registrant's  principal
                             executive offices)


      ROBERT S. TAYLOR                                  COPY TO:
   CHIEF FINANCIAL OFFICER                        LISA MANGET BUCHANAN
SUPERIOR ENERGY SERVICES, INC.             JONES, WALKER, WAECHTER, POITEVENT,
      1105 PETERS ROAD                           CARRERE & DENEGRE, L.L.P.
  HARVEY, LOUISIANA  70058                             51ST FLOOR
       (504) 362-4321                             201 ST. CHARLES AVENUE
(Names, address, including zip code, and     NEW ORLEANS, LOUISIANA  70170-5100
telephone number, including area code, of            (504) 582-8000
agent for service)                                 FAX (594) 582-8012





             APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
         From time to time after the effective date of this registration statement



      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ________

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ________

                       CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED              PROPOSED
                                                                 MAXIMUM               MAXIMUM
TITLE OF EACH                             AMOUNT                 OFFERING              AGGREGATE
CLASS OF SECURITIES                       TO BE                  PRICE PER             OFFERING                     AMOUNT OF
TO BE REGISTERED                          REGISTERED (1)         SHARE (2)             PRICE (2)                REGISTRATION FEE
Common Stock, $0.001 par value per share   12,234,332 shares           $6.25              $76,464,575              $21,257

 (1) Also registered hereby are such additional and indeterminable number of shares as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.
 (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on August 31, 1999.



      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                Subject to completion, dated September 3, 1999

PROSPECTUS

                        SUPERIOR ENERGY SERVICES, INC.


     This prospectus relates to 12,234,332 shares of our common stock that may be offered from time to time by the selling stockholders listed under the heading "Selling Stockholders."

     We are registering these shares to provide the selling stockholders with freely transferable securities, but this registration does not necessarily mean that the selling stockholders will offer or sell the shares. We will not receive any proceeds from the sale of the shares sold pursuant to this prospectus.

     Our common stock is traded on the Nasdaq National Market under the symbol "SESI." On August 31, 1999, the last reported sale price of our common stock on the Nasdaq National Market was $6.25 per share.

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE SHARES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




    THE DATE OF THIS PROSPECTUS IS SEPTEMBER ____, 1999.

                  WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy that information at the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file reports with the SEC electronically. The SEC's Internet address is http://www.sec.gov.

     We have filed a registration statement and related exhibits with the SEC to register the common stock offered by this prospectus. The registration statement contains additional information about us and our securities. You may inspect the registration statement and exhibits without charge at the SEC's public reference room, and you may obtain copies from the SEC at prescribed rates.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to documents on file with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Certain information that we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934:

     * Our annual report on Form 10-KSB for the fiscal year ended December 31, 1998 (filed April 1, 1999), as amended by Form 10-KSB/A (filed April 29,
     1999);

     * Our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1999 (filed May 17, 1999), as amended by Form 10-Q/A (filed June 18,
     1999) and June 30, 1999 (filed August 16, 1999);

     * Our current reports on Form 8-K filed with the SEC on January 7, 1999, April 26, 1999, July 7, 1999 and July 30, 1999;

     *  Our definitive proxy statement dated June 18, 1999;

     * The description of our common stock set forth in our registration statement on Form 8-A/A filed October 29, 1997; and

     * All documents filed by us with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Securities and Exchange Act after the date of this prospectus and prior to the termination of this offering.

     At your request, we will provide you with a free copy of any of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies by writing or telephoning us at:

                    Superior Energy Services, Inc.
                           1105 Peters Road
                        Harvey, Louisiana 70058
                       Attn: Investor Relations
                            (504) 362-4321

YOU SHOULD RELY ONLY ON INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION.


              NOTICE REGARDING FORWARD-LOOKING STATEMENT

     Some of the statements in this prospectus and in some of the documents that we incorporate by reference in this prospectus are forward-looking statements about our expectations of what may happen in the future. Statements that are not historical facts are forward-looking statements. These statements are based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements can sometimes be identified by our use of forward-looking words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan" and similar expressions.

     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results and stockholder value may differ significantly from those expressed in or implied by the forward-looking statements contained in this prospectus and in the information incorporated in this prospectus. Many of the factors that will determine these results and values are beyond our ability to control or predict. We caution you that a number of important factors could cause actual results to be very different from and worse than our expectations expressed in or implied by any forward-looking statement. These factors include, but are not limited to, those discussed in "Risk Factors" beginning on page 4.

     Management believes these forward-looking statements are reasonable. However, you should not place undue reliance on these forward-looking statements, which are based only on our current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of them in light of new information or future events.

                             RISK FACTORS

     In evaluating a potential investment in the shares offered by this prospectus, you should consider carefully the following risk factors as well as the other information contained and incorporated by reference in this prospectus.

INDUSTRY VOLATILITY -- WE ARE SUBJECT TO THE CYCLICAL INFLUENCES OF THE OIL AND GAS INDUSTRY AND ARE HIGHLY SENSITIVE TO GENERAL ECONOMIC CONDITIONS.

     Our business depends in large part on the conditions of the oil and gas industry, and specifically on the willingness of our customers to make expenditures. Purchases of the products and services we provide are, to a substantial extent, deferrable in the event oil and gas companies reduce capital expenditures. As a result, the cyclical nature of the oil and gas industry and general economic conditions have a significant effect on the demand for our oil field services and our revenues and profitability.

     The demand for our products and services primarily depends on oil and gas exploration, production and development activity in the Gulf of Mexico and along the Gulf Coast. The level of oil field activity is affected in turn by the willingness of oil and gas companies to make expenditures for the exploration, production and development of oil and natural gas. The levels of such capital expenditures are influenced by:

     *       oil and gas prices;

     *       the cost of exploring for, producing and delivering oil and gas;

     *       the sale and expiration dates of leases in the United States;

     *       the discovery rate of new oil and gas reserves;

     *       local and international political and economic conditions; and

     *       the ability of oil and gas companies to generate capital.

     Although the production and development sectors of the oil and gas industry are less immediately affected by changing prices, and, as a result, less volatile than the exploration sector, producers generally react to declining oil and gas prices by reducing expenditures. This has in the past, and may in the future, adversely affected our business. We are unable to predict future oil and gas prices or the level of oil and gas industry activity. A prolonged low level of activity in the oil and gas industry will adversely affect the demand for our products and services and our financial condition and results of operations.

RAPID GROWTH -- OUR INABILITY TO MANAGE THE POTENTIAL DIFFICULTIES ASSOCIATED WITH EXPANSION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     We have grown rapidly over the last several years through internal growth and acquisitions of other companies. It will be important for our future success to manage the rapid growth that we have experienced, and this will demand increased responsibility for management personnel. The following factors could present difficulties to us:

     *        the lack of sufficient executive-level personnel;

     *       the increased administrative burdens; and

     *       the increased logistical problems of large, expansive operations.

     If we do not manage these potential difficulties successfully, they could have a material adverse effect on our financial condition and results of operations. The historical financial information incorporated by reference into this prospectus is not necessarily indicative of the results that would have been achieved had we been operated on a fully integrated basis or the results that may be realized in the future.

ACQUISITION STRATEGY -- OUR INABILITY TO CONTROL THE INHERENT RISKS OF ACQUIRING BUSINESSES COULD ADVERSELY AFFECT OUR OPERATIONS.

     Acquisitions have been and may continue to be a key element of our business strategy. We cannot assure you that we will be able to identify and acquire acceptable acquisition candidates on terms favorable to us in the future. We may be required to incur substantial indebtedness to finance future acquisitions and also may issue equity securities in connection with such acquisitions. Such additional debt service requirements may impose a significant burden on our results of operations and financial condition. The issuance of additional equity securities could result in significant dilution to our stockholders. We cannot assure you that we will be able to successfully consolidate the operations and assets of any acquired business with our own business. In addition, our management may not be able to effectively manage our increased size or operate a new line of business. Any inability on our part to consolidate and manage an acquired business could have a material adverse effect on our results of operations and financial condition.

WEATHER CONDITIONS -- SEASONALITY AND ADVERSE WEATHER CONDITIONS IN THE REGIONS IN WHICH WE OPERATE MAY ADVERSELY AFFECT OUR OPERATIONS.

     Our operations are directly affected by the weather conditions in the Gulf of Mexico. Due to seasonal differences in weather patterns, we may operate more days in the spring, summer and fall periods and less in the winter months. The seasonality of oil and gas industry activity in the Gulf Coast region also affects our operations and sales of equipment. Due to exposure to weather, we generally experience higher drilling activity in the spring, summer and fall months with the lowest activity in winter months. The rainy weather, hurricanes and other storms prevalent in the Gulf of Mexico and along the Gulf Coast throughout the year may also affect our operations. Accordingly, our operating results may vary from quarter to quarter, depending on factors outside of our control. As a result, full year results are not likely to be a direct multiple of any particular quarter or combination of quarters.

CUSTOMERS -- WE DEPEND ON SIGNIFICANT CUSTOMERS.

     We derive a significant amount of our revenue from a small number of major and independent oil and gas companies. Our inability to continue to perform services for a number of our large existing customers, if not offset by sales to new or other existing customers, could have a material adverse effect on our business and operations.

COMPETITION -- THE HIGH LEVEL OF COMPETITION IN OUR INDUSTRY MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

     We compete in highly competitive areas of the oil field services industry. The products and services of each of our principal industry segments are sold in highly competitive markets, and our revenues and earnings may be affected by the following factors:

     *       changes in competitive prices;

     *       fluctuations in the level of activity and major markets;

     *       general economic conditions; and

     *       governmental regulation.

     We compete with the oil and gas industry's largest integrated oil field services providers. We believe that the principal competitive factors in the market areas that we serve are product and service quality and availability, technical proficiency and price.

     Our operations may be adversely affected if our current competitors or new market entrants introduce new products or services with better features, performance, prices or other characteristics than our products and services. Competitive pressures or other factors also may result in significant price competition that could have a material adverse effect on our results of operations and financial condition. Furthermore, competition among oil field service and equipment providers is also based on a provider's reputation for safety and quality. Although we believe that our reputation for safety and quality service is good, we cannot assure you that we will be able to maintain our competitive position.

     Competition in the industry also affects our charter operations. Charter rates for liftboats depend on the supply of vessels. The addition of new capacity to the offshore liftboat fleet in the Gulf of Mexico could increase competition, which, in turn, could have a material adverse effect on our financial condition and results of operations.

OPERATING HAZARDS -- THE DANGERS INHERENT IN OUR OPERATIONS AND THE POTENTIAL LIMITS ON INSURANCE COVERAGE FOR CERTAIN RISKS COULD EXPOSE US TO POTENTIALLY SIGNIFICANT LIABILITY COSTS.

     Our operations involve the use of heavy equipment and exposure to inherent risks, including blowouts, explosions and fire. If any of these events were to occur, this could result in liability for personal injury and property damage, pollution or other environmental hazards or loss of production. In addition, certain of our employees who perform services on offshore platforms and vessels are covered by provisions of the Jones Act, the Death on the High Seas Act and general maritime law. These laws make the liability limits established by state workers' compensation laws inapplicable to these employees and instead permit them or their representatives to pursue actions against us for damages for job-related injuries. In such actions, there is generally no limitation on our potential liability.

     If our equipment were to fail, this could result in property damage, personal injury, environmental pollution and other resulting damage for which we could be liable. Litigation may arise from a catastrophic occurrence at a location where our equipment and services are used. This could result in large claims for damages. The frequency and severity of such incidents affect our operating costs, insurability and relationships with customers, employees and regulators. Any increase in the frequency or severity of such incidents, or the general level of compensation awards with respect to such incidents, could affect our ability to obtain projects from oil and gas companies or insurance. This could have a material adverse effect on us. We maintain what we believe is prudent insurance protection. We cannot assure you that we will be able to maintain adequate insurance in the future at rates we consider reasonable or that our insurance coverage will be adequate to cover future claims that may arise.

     In addition, our liftboats are subject to operating risks such as catastrophic marine disaster, adverse weather conditions, mechanical failure, collisions, oil and hazardous substance spills and navigation errors. The occurrence of any of these events may result in damage to or loss of our vessels or other property and injury to personnel. Such occurrences may also result in a significant increase in operating costs or liability to third parties. We maintain insurance coverage against certain of these risks, which management considers to be customary in the industry. There can be no assurance, however, that our existing insurance coverage can be renewed at commercially reasonable rates or that such coverage will be adequate to cover future claims that may arise.

GOVERNMENT REGULATION -- THE NATURE OF OUR INDUSTRY SUBJECTS US TO COMPLIANCE WITH REGULATORY AND ENVIRONMENTAL LAWS, WHICH MAY AFFECT OUR OPERATIONS.

     Our business is significantly affected by state and federal laws and other regulations relating to the oil and gas industry and by changes in such laws and the level of enforcement of such laws. We are unable to predict the level of enforcement of existing laws and regulations, how such laws and regulations may be interpreted by enforcement agencies or court rulings, or whether additional laws and regulations will be adopted. We are also unable to predict the effect that any such events may have on us, our business, or our financial condition.

     Federal and state laws that require owners of non-producing wells to plug the well and remove all exposed piping and rigging before the well is permanently abandoned significantly affect the demand for our plug and abandonment services. A decrease in the level of enforcement of such laws and regulations in the future would adversely affect the demand for our services and products. Numerous state and federal laws and regulations also affect the level of purchasing activity of oil spill containment equipment and consequently our business. A decrease in the level of enforcement of state and federal laws and regulations in the future may adversely affect the demand for our products. In addition, we depend on the demand for our services from the oil and gas industry. Such demand is affected by changing taxes, price controls and other laws and regulations relating to the oil and gas industry generally. The adoption of laws and regulations curtailing exploration and development drilling for oil and gas in our areas of operations for economic, environmental or other policy reasons would adversely affect our operations by limiting demand for our services.

     We also have potential environmental liabilities with respect to our offshore and onshore operations. Certain environmental laws provide for joint and several liabilities for remediation of spills and releases of hazardous substances. These environmental statutes may impose liability without regard to negligence or fault. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances. We believe that our present operations substantially comply with applicable federal and state pollution control and environmental protection laws and regulations. We also believe that compliance with such laws has had no material adverse effect on our operations to date. However, such environmental laws are changed frequently. Sanctions for noncompliance may include revocation of permits, corrective action orders, administrative or civil penalties and criminal prosecution. We are unable to predict whether environmental laws will in the future materially adversely affect our operations and financial condition.

WORK FORCE -- THE SHORTAGE OF SKILLED WORKERS MAY IMPAIR OUR GROWTH POTENTIAL AND PROFITABILITY.

     Our ability to remain productive and profitable will depend substantially on our ability to attract and retain skilled workers. Our ability to expand our operations may be in part impacted by our ability to increase our labor force. Although in the past we have downsized our work force in response to industry conditions, we cannot assure you that at times of high demand we will be able to recruit and train workers. The demand for skilled workers in the Gulf Coast region is high and the supply is limited. A significant increase in the wages paid by competing employers could result in a reduction in our skilled labor force, increases in the wage rates paid by us, or both. If either of these events occurred, our capacity and profitability could be diminished and our growth potential could be impaired.

                              THE COMPANY

     We provide a broad range of specialized oil field services and equipment primarily to major and independent oil and gas companies engaged in the exploration, production and development of oil and gas properties offshore in the Gulf of Mexico and throughout the Gulf Coast region. These services and equipment include the rental of specialized oil field equipment, electric and mechanical wireline services, oil and gas well plug and abandonment services, the rental of liftboats, coil tubing services, engineering services, the manufacture, sale and rental of drilling instrumentation and the manufacture and sale of oil spill containment equipment. Over the last several years, we have significantly expanded our operations through both internal growth and strategic acquisitions. This expansion has enabled us to broaden the range of products and services that we offer to our customers and to expand our operations geographically throughout the Gulf Coast region.

     On July 15, 1999, we completed the acquisition by merger of Cardinal Holding Corp. ("Cardinal"), thereby making Cardinal one of our wholly-owned subsidiaries. Pursuant to the terms of the merger, the stockholders of Cardinal received in the aggregate approximately 30,239,568 shares of our common stock in exchange for Cardinal capital stock.

     Superior is a Delaware corporation, and the mailing address of our executive offices is 1105 Peters Road, Harvey, Louisiana 70058. Our telephone number is (504) 362-4321.

                            USE OF PROCEEDS

     We will not receive any proceeds from the sales of shares by the selling stockholders.

                         SELLING STOCKHOLDERS

REGISTRATION RIGHTS AGREEMENT PARTIES

     Under the terms of the Agreement and Plan of Merger executed in connection with the Cardinal acquisition (the "Merger Agreement"), the following selling stockholders acquired shares of our common stock in exchange for shares of Cardinal capital stock. As a condition of the Merger Agreement, we entered into a Registration Rights Agreement with the selling stockholders, in which we agreed to register for resale the shares of common stock received by the selling stockholders in the merger, subject to certain volume limitations.

     The terms of the Registration Rights Agreement require that we file a registration statement with regard to the shares of common stock received by the selling stockholders in the merger within 90 days of the date of the closing of the merger and keep the registration statement effective for two years from the date of the closing of the merger. In addition, no selling stockholder may sell pursuant to the registration statement a greater number of shares of common stock than could be sold without registration under Rule 144(e) of the Securities Act of 1933. Under Rule 144(e), a selling stockholder may not sell, in any three-month period, a number of shares that exceeds the greater of:

      *    one percent of our outstanding common stock;

      * the average weekly reported volume of trading in our common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of the 144 notice, if required, or, if not required, the date of receipt of the order to execute the transaction by the broker or the date of the execution of the transaction directly with a market maker.

     The table below sets forth certain information regarding the beneficial ownership of the common stock by the selling stockholders prior to the offering and the number of shares offered by each selling stockholder under this prospectus. The selling stockholders may from time to time offer the shares of common stock offered by this prospectus. We do not know when or in what amounts the selling stockholders may offer shares for resale and we cannot assure you that the selling stockholders will sell any or all of the shares offered by this prospectus. Accordingly, we cannot give you an estimate of the number of shares or the percentage of our outstanding shares of common stock that will be held by each selling stockholder after completion of this offering. Currently, all the selling stockholders own less than one percent of our outstanding common stock except for Kotts Capital Holdings, L.P., which owns approximately 13 percent, General Electric Capital Corporation, which owns approximately four percent, and the three DLJ entities listed below, which collectively beneficially own approximately 2.6 percent.

      SELLING STOCKHOLDERS                       BENEFICIAL                      NUMBER OF
                                                  OWNERSHIP                       SHARES
                                               PRIOR TO OFFERING              COVERED BY THIS
                                                                                PROSPECTUS
Kotts Capital Holdings, L.P.                           7,756,095 (1)                 7,746,095
General Electric Capital Corporation (2)               2,341,826                     2,341,826
DLJ Investment Partners, L.P.                          1,275,010 (3)                 1,275,010
DLJ Investment Funding, Inc.                             181,605 (3)                   181,605
DLJ ESC II, L.P.                                         121,246 (3)                   121,246
Hibernia Corporation                                      27,264                        27,264
Hibernia Capital Corporation                              48,881                        48,881
Keith Acker (4)                                          108,288                       108,288
John R. Gunn (4)                                         112,971                       112,971
Robert J. Gunn (4)                                       112,971                       112,971
John F. Kerker (4)                                       112,971                       112,971
Anthony Alaimo (5)                                        17,012                        17,012
Leona Henderson (5)                                       11,971                        11,971
Bobby Lott (4)                                            11,971                        11,971
                                                ----------------              ----------------
     Total                                            12,240,082 (1)                12,230,082 (6)

_______________

 (1) Kotts Capital Holdings, L.P. beneficially owns 10,000 shares of common stock which are not included in this offering.

(2) On February 26, 1998, Cardinal and its subsidiary entered into a Credit Agreement with, among others, General Electric Capital Corporation as administrative agent and lender. This Credit Agreement was refinanced when Superior entered into a Credit Agreement dated as of July 15, 1999 as borrower with General Electric Capital Corporation as administrative agent and lender.

 (3) DLJ Investment Partners, L.P., DLJ Investment Funding, Inc. and DLJ ESC II, L.P. are affiliated entities. Although each indirectly beneficially owns the shares held by the other two entities, the table only lists those shares held directly by each.

 (4) The selling stockholder is employed in a management position by Cardinal Services, Inc., a subsidiary of Cardinal.

 (5)  The selling stockholder is a former employee of Cardinal Services, Inc.

 (6) An additional 4,250 shares are also covered by this prospectus for sale by an employee of Cardinal Services, Inc. who is not a party to the Registration Rights Agreement. See "-Cardinal Stock Plan Participant."
                            _______________

     Under the terms of the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against liabilities that may arise as a result of untrue statements or omissions of material facts in this prospectus. However, we will not indemnify a selling stockholder if these untrue statements were based on information that the selling stockholder provided to us in writing for use in this prospectus. Nor will we indemnify a selling stockholder if the selling stockholder's failure to provide a copy of the most current prospectus to the purchaser gives rise to the liabilities. Each selling stockholder has agreed to indemnify us against liabilities that arise as a result of untrue statements or omissions of material facts in this prospectus if those statements relate to the selling stockholder or its plan of distribution and are based on information provided to us by the selling stockholder for use in this prospectus.

CARDINAL STOCK PLAN PARTICIPANT

     In addition to the selling stockholders listed above, Mr. Pat Richard has also requested that we include in this offering some of the shares of our
common stock held in his name.   Mr. Richard received his shares of common
stock in exchange for shares of Cardinal capital stock which were due him upon consummation of the merger under the terms of Cardinal's stock plan. Because Mr. Richard received his shares of common stock pursuant to a compensation arrangement, he is required to pay withholding taxes on the value of the common stock received based upon the per share price of the common stock on July 15, 1999, the date of the closing of the merger. In addition, should the per share price of the common stock on the date of sale be higher than the per share price on July 15, 1999, Mr. Richard will realize a profit from the sale and will be required to pay taxes on such profit. In order to settle these tax obligations, Mr. Richard has requested that we include in this offering only the number of shares of common stock that, upon its sale, will generate sufficient funds to pay the taxes he owes.

     Prior to the offering, Mr. Richard owns 11,971 shares of common stock. Based on the per share price of our common stock on August 31, 1999, Mr. Richard will offer an estimated 4,014 shares under this prospectus, resulting in ownership of 7,957 shares after the offering. However, Mr. Richard has requested that we register 4,250 shares under this prospectus because if the per share price of our common stock on the date of sale is higher or lower than the per share price as of August 31, 1999, the number of shares actually offered by Mr. Richard and his resulting ownership will be adjusted accordingly. Mr. Richard is employed in a management position by Cardinal Services, Inc., a subsidiary of Cardinal.

     Mr. Richard will beneficially own less than one percent of our outstanding common stock after the offering. Mr. Richard is not a party to the Registration Rights Agreement, or any other registration rights agreement, and he is not a party to any indemnification agreement with respect to this prospectus.

                         PLAN OF DISTRIBUTION

     All the selling stockholders, including Mr. Richard, may sell their shares directly or through broker-dealers acting as principal or agent. The selling stockholders may sell their shares in one or more transactions, at prices then prevailing or related to the then current market price or at negotiated prices. The selling stockholders will determine the offering price of the shares from time to time and the offering price may be higher or lower than the market price of the shares on the Nasdaq National Market.

     The methods by which the selling stockholders, or their pledgees, donees, transferees or other successors in interest, may offer and sell their shares may include, but are not limited to, the following:

     *     Privately negotiated transactions;

     * Sales on the Nasdaq National Market or other exchanges on which the common stock is listed at the time of sale at prices and at terms then prevailing or at prices related to the then current market price;

     * Cross or block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     * A broker or dealer may purchase as principal and resell the shares for its own account under this prospectus; or

     * Ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     To the extent required in connection with a particular offering, we will set forth in a prospectus supplement or, if appropriate, in a post-effective amendment, the terms of the offering, including among other things, the number of shares of common stock to be sold, the public offering price, the names of any dealers or agents and any applicable commissions or discounts.

     The selling stockholders and any dealers or agents participating in the distribution of the offered shares may be deemed "underwriters" within the meaning of the Securities Act of 1933, and any profit on the sale of the offered shares by the selling stockholders and any commissions received by any broker-dealers may be deemed to be underwriting commissions under the Securities Act of 1933.

     The selling stockholders will pay all fees, discounts and brokerage commissions. We will pay all expenses of preparing and reproducing this prospectus, including expenses of compliance with state securities laws and filing fees with the SEC. We will not receive any proceeds of the sale of any shares of our common stock offered under this prospectus.

                             LEGAL MATTERS

     The validity of the shares of our common stock being offered hereby will be passed upon for us by Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., New Orleans, Louisiana.

                                EXPERTS

     The consolidated financial statements of Superior Energy Services, Inc. as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, are incorporated herein in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Cardinal Holding Corp. as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, appearing in the Definitive Proxy Statement of Superior Energy Services, Inc. dated June 18, 1999, and in the Current Report on Form 8-K of Superior Energy Services, Inc. dated July 30, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Prospective  investors may
rely     only    on    the
information  contained  in                       SUPERIOR
this prospectus.   We have                    ENERGY SERVICES,
not  authorized  anyone to                         INC.
provide        prospective
investors  with  different
or additional information.
This prospectus is  not an
offer  to sell, nor is  it                      PROSPECTUS
seeking  an  offer  to buy
these  securities  in  any
jurisdiction   where   the
offer  is  not  permitted.
The  information contained
in  this   prospectus   is
correct  only  as  of  the
date  of  this prospectus,                    COMMON STOCK
regardless  of the time of
the   delivery   of   this
prospectus  or any sale of
these securities.
_______________

TABLE OF CONTENTS     PAGE

Where You Can Find More
  Information .......... 2

Notice Regarding
  Forward-Looking
  Statements ........... 3

Risk Factors ........... 4

The  Company ........... 9

Use of Proceeds ........ 9

Selling Stockholders ... 9

Plan of Distribution .. 11

Legal Matters ......... 12

Experts ............... 12

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


      The estimated fees and expenses payable by us in connection with the issuance and distribution of the common stock of Superior Energy Services, Inc. (the "Company") registered hereunder are as follows:

            Securities and Exchange Commission
              registration fee                          $ 21,257
            Legal fees and expenses                        5,000
            Accounting fees and expenses                   5,000
            Miscellaneous                                    743
                                                        --------
                 Total                                  $ 32,000

      The selling stockholders have not paid any portion of the registration expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Certificate of Incorporation (the "Certificate") contains provisions eliminating the personal liability of the directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by the Delaware General Corporation Law. By virtue of these provisions, under current Delaware law a director of the Company will not be personally liable for monetary damages for a breach of his or her fiduciary duty except for liability for (a) a breach of his or her duty of loyalty to the Company or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware law and (d) any transaction from which he or she receives an improper personal benefit. In addition, the Certificate provides that if Delaware law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by Delaware law, as amended. These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limit liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws.

      The Certificate also requires the Company to indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law against certain expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made parties by reason of being or having been directors, officers, employees and agents.

      In addition, each of the Company's directors has entered into an indemnity agreement with the Company, pursuant to which the Company has agreed under certain circumstances to purchase and maintain directors' and officers' liability insurance. The agreements also provide that the Company will indemnify the directors against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director by reason of his position as a director that are in excess of the coverage provided by such insurance; provided that the director meets certain standards of conduct. Under the indemnity agreements, the Company is not required to purchase and maintain directors' and officers' liability insurance if, in the reasonable judgment of the Board of Directors, there is insufficient benefit to the Company from the insurance.


ITEM 16.  EXHIBITS.

     2      - Agreement and Plan of Merger (incorporated herein by reference to
              Exhibit 2.1 to the Company's Current Report on Form 8-K filed July 30, 1999).

   4.1      - Composite of the Company's Certificate of Incorporation of the
              Company (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-QSB for the quarter ended March 31, 1996).

   4.2      - Certificate of Amendment of the Company's Certificate of
              Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-Q for the quarter ended June 30, 1999).

   4.3      - Amended and Restated By-laws (incorporated herein by reference to
              Exhibit 3.2 to the Company's Form 10-Q for the quarter ended June 30, 1999).

   4.4      - Specimen of Common Stock certificate (incorporated herein by reference to Amendment No. 1 to the Company's Registration Statement on Form SB-2 (Registration No. 33-94454)).

   4.5      - Registration Rights Agreement (incorporated herein by reference to Exhibit 4.2 to the Company's Form 10-Q for the quarter ended June 30, 1999).

     5      - Opinion of Jones, Walker, Waechter, Poitevent, Carrere &
              Denegre, L.L.P.

  23.1      - Consent of KPMG LLP.

  23.2      - Consent of Ernst & Young LLP.

  23.3      - Consent of Jones, Walker, Waechter, Poitevent, Carrere &
              Denegre, L.L.P. (included in Exhibit 5).

    24      - Power of Attorney (included in the signature pages to this
              Registration Statement).


ITEM 17.  UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 1, 1999.

                                          SUPERIOR ENERGY SERVICES, INC.


                                          By:   /S/ TERENCE E. HALL
                                                Terence E. Hall
                                                Chairman of the Board,
                                                Chief Executive Officer and
                                                President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                      TITLE                                  DATE

/S/ TERENCE E. HALL                                  Chairman of the Board,
Terence E. Hall                               Chief Executive Officer and President            September 1, 1999

/S/ ROBERT S. TAYLOR                                 Chief Financial Officer
Robert S. Taylor                          (Principal Financial and Accounting Officer)         September 1, 1999

/S/ JUSTIN L. SULLIVAN
Justin L. Sullivan                                          Director                           September 2, 1999


William E. Macaulay                                         Director                          ____________, 1999

/S/ BEN A. GUILL
Ben A. Guill                                                Director                           September 3, 1999

/S/ ROBERT E. ROSE
Robert E. Rose                                              Director                            August 31, 1999

/S/ RICHARD A. BACHMANN
Richard A. Bachmann                                         Director                            August 31, 1999

                                 EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION

   2        - Agreement and Plan of Merger (incorporated herein by reference to
              Exhibit 2.1 to the Company's Current Report on Form 8-K filed July 30, 1999).

 4.1        - Composite of the Company's  Certificate  of  Incorporation of the
              Company (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-QSB for the quarter ended March 31, 1996).

 4.2        - Certificate   of   Amendment  of  the  Company's  Certificate  of
              Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-Q for the quarter ended June 30, 1999).

 4.3        - Amended and Restated By-laws (incorporated herein by reference to
              Exhibit 3.2 to the Company's Form 10-Q for the quarter ended June 30, 1999).

 4.4        - Specimen  of Common Stock  certificate  (incorporated  herein  by reference to Amendment No. 1 to the Company's Registration Statement on Form SB-2 (Registration No. 33-94454)).

 4.5        - Registration  Rights Agreement (incorporated herein by  reference to Exhibit 4.2 to the Company's Form 10-Q for the quarter ended June 30, 1999).

   5        - Opinion  of  Jones, Walker,  Waechter,  Poitevent,  Carrere  &
              Denegre, L.L.P.

23.1        - Consent of KPMG LLP.

23.2        - Consent of Ernst & Young LLP.

23.3        - Consent  of Jones,  Walker,  Waechter,  Poitevent,  Carrere  &
              Denegre, L.L.P. (included in Exhibit 5).

  24        - Power of Attorney  (included  in  the  signature  pages  to  this
              Registration Statement).